Exhibit 24

POWER OF ATTORNEY

Each of the undersigned officers and directors of Rocky Brands, Inc., an Ohio corporation (the “Company”), hereby appoints as his true and lawful attorney-in-fact, David N. Sharp, James E. McDonald, and Curtis A. Loveland, or any of them individually, in his name and on his behalf, and in any and all capacities stated below, to sign and to cause to be filed with the Securities and Exchange Commission the Company’s registration statement on Form S-8 (the “Registration Statement”) relating to the registration of 500,000 shares of common stock of the Company, without par value, to be issued by the Company pursuant to the 2014 Omnibus Incentive Plan, and any and all amendments, supplements and exhibits thereto, including post-effective amendments or supplements, or any other document with any state securities commission or other regulatory authority with respect to the securities covered by the Registration Statement, hereby granting unto such attorney-in-fact, full power and authority to do and perform in the name and on behalf of the undersigned, in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as the undersigned could or might do in person, hereby granting to such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.

IN WITNESS WHEREOF, we have executed this Power of Attorney, in counterparts if necessary, effective as of August 8, 2014.

DIRECTORS/OFFICERS:

Signature	Title

/s/ David N. Sharp	Chief Executive Officer, President, and Director
David N. Sharp	(Principal Executive Officer)

/s/ James E. McDonald	Executive Vice President and Chief Financial Officer
James E. McDonald	(Principal Financial and Accounting Officer)

/s/ Mike Brooks	Chairman and Director
Mike Brooks

/s/ Curtis A. Loveland	Secretary and Director
Curtis A. Loveland

/s/ J. Patrick Campbell	Director
J. Patrick Campbell

/s/ Glenn E. Corlett	Director
Glenn E. Corlett

Director
Michael L. Finn

/s/ G. Courtney Haning	Director
G. Courtney Haning

/s/ Harley E. Rouda, Jr.	Director
Harley E. Rouda, Jr.

Director
James L. Stewart